EXHIBIT 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO
EXCHANGE ACT FILINGS

I, Robert T. D’Alessandro, Principal Financial Officer of UST Inc., state and attest that:

         (1)  To the best of my knowledge, based upon a review of the covered reports of UST Inc., and, except as corrected or supplemented in a subsequent covered report:

•	No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	No covered report omitted to state a material fact necessary to make the statement in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2)  I have reviewed the contents of this statement with the Company’s audit committee.

         (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of UST Inc. filed with the Commission on March 8, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of UST Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ ROBERT T. D’ALESSANDRO	Subscribed and sworn to before

Robert T. D’Alessandro	me this 7th day of August, 2002

August 7, 2002

/s/ SHIRLEY COPPOLA

Notary Public

My Commission Expires: 10/31/06